ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Formidable ETF, Formidable Small/Mid Cap ETF and Formidable Thematic ETF, each a series of ETF Opportunities Trust under the headings “Fund Service Providers” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 12, 2021

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board